UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2005

SNOCONE SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Nevada	0-33519	98-0360989
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3131 Camino del Rio, N, Suite 1650, San Diego, CA 92108
(Address of principal executive offices)(Zip Code)

_______________________________________________
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (619) 284-4807

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 2 – Financial Information

                                Item 2.01 Completion of Acquisition or Disposition of Assets

On June 12, 2005, Snocone Systems Inc. (“Snocone or the Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PHARB Acquisition Corp., a newly formed and wholly owned subsidiary of the Company, and PHARB University Brand, Inc. (“PHARB”), a privately held Delaware corporation. Pursuant to the Merger Agreement, PHARB Acquisition Corp. will merge with and into PHARB, and as a consequence of the merger, PHARB will become a wholly owned subsidiary of the Company.

The PHARB shareholders will receive one million shares of Snocone common stock as the merger consideration. The shares of Snocone common stock will be delivered as follows: five hundred thousand (500,000) shares shall be delivered as soon as practicable after the closing and the remaining five hundred thousand (500,000) shares shall be delivered for distribution within fifteen (15) days after the date the quarterly financial statements of PHARB and the Company have been prepared which account for sales of the PHARB’s products and/or the Company’s products sold through PHARB’s sales channels, including sales channels developed by the major stockholder of PHARB, have reached $4,000,000.

The description contained in this Item 2.01 of the terms and conditions of the Agreement and Plan of Merger is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger, a copy of which is attached to this Report as Exhibit 2.1.

PHARB owns the formula for the PHARB Hangover Relief, an FDA approved over the counter (O.T.C.) pain relief medicine designed to relive the symptoms of hangover, headache, fatigue, heartburn, upset stomach, body aches and pains. The PHARB product currently has national distribution to over 55,000 mass retailers and national convenience stores throughout the United States.

Section 3 – Securities and Trading Markets

                                Item 3.02 Unregistered Sales of Equity Securities

The PHARB shareholders will receive one million (1,000,000) shares of Snocone common stock as the merger consideration. The shares of Snocone common stock will be delivered as follows: five hundred thousand (500,000) shares shall be delivered as soon as practicable after the closing and the remaining five hundred thousand (500,000) shares shall be delivered for distribution within fifteen (15) days after the date the quarterly financial statements of PHARB and the Company have been prepared which account for sales of the PHARB’s products and/or the Company’s products sold through PHARB’s sales channels, including sales channels developed by the major stockholder of PHARB, have reached $4,000,000. The issuance of the shares were exempt from registration pursuant to Section 4(2) of the Securities Act as a transaction not involving a public offering of securities.

Section 9 – Financial Statements and Exhibits

                                Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The registrant shall file the financial statements required by Item 9.01 of Form 8-K by an amendment to this Current Report as soon as practicable, but in no event later than 71 calendar days after the required filing date of this Current Report on Form 8-K.

(b) Pro Forma Financial Information

The registrant shall file the pro forma financial information required by Article 11 of Regulation S-X by an amendment to this Current Report as soon as practicable, but in no event later than 71 calendar days after the required filing date of this Current Report on Form 8-K.

(c ) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger between the Company, PHARB Acquisition Corp. and PHARB University Brand, Inc. dated June 12, 2005

99.1	Press release dated June 16, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNOCONE SYSTEMS INC.

Date: June 16, 2005	/s/ Dan Fleyshman
Dan Fleyshman, President